EXPLANATORY NOTE

This amendment (this “Amendment No. 2”) to the offering statement on Form 1-A (the “Form 1-A”) of Coyuchi, Inc. (the “Company”) (File No. 024-11888) is being filed pursuant to Rule 252(f)(1)(iii) under the Securities Act of 1933, as amended, solely for the purpose of filing Exhibits 2.2, 2.3, 8.1, 8.2 and 12.1, as well as revised Exhibits 4.1 and 6.16. No other changes have been made to the Form 1-A, including Part I and Part II of the Form 1-A, since the filing of the first amendment to the Form 1-A on July 19, 2022.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Manhattan Street Capital Reg. A+ Engagement Agreement.
2.1	Fourth Amended and Restated Articles of Incorporation of Coyuchi, Inc., dated May 15, 2019.
2.2*	Certificate of Amendment to Fourth Amended and Restated Articles of Incorporation of Coyuchi, Inc., dated May 31, 2022.
2.3*	Certificate of Determination of Series C Preferred Stock of Coyuchi, Inc. , dated May 31, 2022.
2.4	Bylaws of Coyuchi, Inc., dated March 20, 2008.
3.1	Amended and Restated Investor Rights Agreement, dated January 28, 2014, by and among Coyuchi, Inc. and certain security holders of Coyuchi, Inc.
3.2	Amended and Restated Voting Agreement, dated January 28, 2014, by and among Coyuchi, Inc. and certain security holders of Coyuchi, Inc.
4.1 *	Form of Subscription Agreement.
6.1	Coyuchi, Inc. 2009 Stock Plan.
6.2	Coyuchi, Inc. 2020 Stock Plan.
6.3	Form of Stock Option Award Agreement.
6.4	Form of Indemnification Agreement.
6.5	Employment Agreement, dated August 8, 2013, between Coyuchi, Inc. and Eileen Mockus.
6.6	Employee Confidential Information and Assignment of Inventions Agreement, dated August 8, 2013, by and between Coyuchi, Inc. and Eileen Mockus.
6.7	Employment Offer Letter, dated May 15, 2018, by and between Coyuchi, Inc. and Sejal Solanki.
6.8	Employee Confidential Information and Assignment of Inventions Agreement, dated May 15, 2018, between Coyuchi, Inc. and Sejal Solanki.
6.9	Employment Offer Letter, dated April 6, 2022, by and between Coyuchi, Inc. and Marcus Chung.
6.10	Employee Confidential Information and Assignment of Inventions Agreement, dated April 7, 2022, between Coyuchi, Inc. and Marcus Chung.
6.11	Term Sheet, dated September 28, 2021, by and between Coyuchi, Inc. and Flexport Capital, LLC.
6.12	Side Letter Agreement, dated September 28, 2021, by and between Coyuchi, Inc. and Flexport Capital, LLC.
6.13

Securities Line of Credit Agreement and Addendum to Securities Line of Credit Agreement, dated January 25, 2022, by and Among Coyuchi, Inc. as borrower, Kevin Brine as guarantor, and First Republic Bank.

6.14	Third Amendment to Lease, dated February 16, 2021, by and between 1400 Tennessee Street, LLC and Coyuchi, Inc.
6.15	Commercial Lease Agreement, dated March 18, 2021, by and between Ken Wilson and Coyuchi, Inc.
6.16 *	Selling Stockholder Power of Attorney.
8.1*	Escrow Agreement by and between Prime Trust, LLC and Coyuchi, Inc.
8.2*	Escrow Agreement by and between Enterprise Bank &Trust and Coyuchi, Inc.
10.1	Power of Attorney (set forth on signature page of this offering statement).
11.1	Consent of LJ Soldinger Associates, LLC.
11.2	Consent of LJ Soldinger Associates, LLC.
11.3*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 12.1).
12.1*	Opinion of Olshan Frome Wolosky LLP.

* Filed herewith

Unless otherwise indicated, exhibits were previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 5, 2022.

COYUCHI, INC.

By:	/s/ Eileen Mockus
Eileen Mockus
President and Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eileen Mockus	President, Chief Executive Officer and Director	August 5, 2022
Eileen Mockus	(principal executive officer)

/s/ Farid Naghipour*	Controller (principal financial and accounting officer)	August 5, 2022
Farid Naghipour

/s/ Ranjeet Bhatia*	Director	August 5, 2022
Ranjeet Bhatia

/s/ Silvia Mazzucchelli *	Director	August 5,2022
Silvia Mazzucchelli

/s/ Jessica E. Smith*	Director	August 5, 2022
Jessica E. Smith

/s/ Amber Tarshis*	Director	August 5, 2022
Amber Tarshis

*By:	/s/ Eileen Mockus
Eileen Mockus
Attorney-in-Fact

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